Letter of Transmittal To Tender Shares
of
GENIE ENERGY LTD.
CLASS B COMMON STOCK, PAR VALUE $0.01 PER SHARE
FOR
SERIES 2012-A PREFERRED STOCK, PAR VALUE $0.01 PER SHARE

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 23, 2014, UNLESS EXTENDED OR EARLIER TERMINATED (THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

IMPORTANT: THIS LETTER OF TRANSMITTAL OR A FACSIMILE HEREOF OR AN AGENT’S MESSAGE IN LIEU THEREOF (TOGETHER WITH THE CERTIFICATES, IF ANY, FOR CLASS B SHARES (AS DEFINED BELOW) OR A BOOK-ENTRY CONFIRMATION AND ALL OTHER REQUIRED DOCUMENTS OR THE NOTICE OF GUARANTEED DELIVERY) MUST BE RECEIVED BY THE EXCHANGE AGENT (AS DEFINED BELOW) PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL CAREFULLY BEFORE COMPLETING ANY BOX BELOW.

If delivering by mail:	If delivering by hand, express mail, courier, or other expedited service:

American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY OF THIS LETTER OF TRANSMITTAL.

DESCRIPTION OF SHARES TENDERED
Name(s) and Address(es) of Registered Owner(s) (If blank, please fill in exactly as name(s) appear(s) on share certificate(s))	Class B Shares Tendered (attached additional list if necessary)
Certificated Class B Shares1 2
	Certificate Number(s)[1]	Total Number of Class B Shares Represented by Certificate(s)[1]	Number of Class B Shares Tendered1 2	Book Entry Class B Shares Tendered

Total Class B Shares
[1] Need not be completed by Book-Entry Stockholders. [2] Unless otherwise indicated, it will be assumed that all Class B Shares represented by certificates described above are being tendered hereby.

PLEASE READ THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL CAREFULLY BEFORE COMPLETING THIS LETTER OF TRANSMITTAL.

IF YOU WOULD LIKE ADDITIONAL COPIES OF THIS LETTER OF TRANSMITTAL OR ANY OF THE OTHER OFFERING DOCUMENTS, YOU SHOULD CONTACT BILL ULREY, VICE PRESIDENT–
INVESTOR RELATIONS AND EXTERNAL AFFAIRS OF GENIE, AT 973-438-3838.

You have received this Letter of Transmittal in connection with the offer by Genie Energy Ltd., a Delaware corporation (“Genie”), to exchange, with the holder thereof (the “Holder”), one share of Genie Class B Common Stock, par value $0.01 per share (the “Class B Stock”), for one share of Genie Series 2012-A Preferred Stock, par value $0.01 per share (the “Preferred Stock”), up to 5,000,000 shares in the aggregate, as described in the Offer to Exchange, dated May 22, 2014 (as it may be amended or supplemented from time to time, the “Offer to Exchange” and, together with this Letter of Transmittal, as it may be amended or supplemented from time to time, the “Exchange Offer”).

Upon the terms and subject to the conditions of the Exchange Offer, Genie will issue up to 5,000,000 shares of Preferred Stock (“Preferred Shares”) in exchange for up to 5,000,000 shares of Class B Stock (“Class B Shares”), representing approximately twenty-five percent (25%) of the outstanding Class B Shares, to the extent such shares are properly tendered and not withdrawn prior to the expiration of the Exchange Offer. For a more detailed description of the Preferred Stock Genie is proposing to issue in the Exchange Offer, please see the section of the Offer to Exchange titled “Description of Series 2012-A Preferred Stock.” The Exchange Offer is open to all Holders and is subject to customary conditions. Subject to applicable securities laws and the terms set forth in the Offer to Exchange, Genie reserves the right to waive any and all conditions to the Exchange Offer.

You should use this Letter of Transmittal to deliver to American Stock Transfer & Trust Company (the “Exchange Agent”) Class B Shares represented by stock certificates, or held in book-entry form on the books of Genie, for tender. If you are delivering your Class B Shares by book-entry transfer to an account maintained by the Exchange Agent at The Depository Trust Company (“DTC”), you must use an Agent’s Message (as defined in Instruction 2 below). In this Letter of Transmittal, Holders who deliver certificates representing their Class B Shares are referred to as “Certificate Stockholders,” and Holders who deliver their Class B Shares through book-entry transfer are referred to as “Book-Entry Stockholders.”

If certificates for your Class B Shares are not immediately available or you cannot deliver your certificates and all other required documents to the Exchange Agent prior to the Expiration Date or you cannot complete the book-entry transfer procedures prior to the Expiration Date you may nevertheless tender your Class B Shares according to the guaranteed delivery procedures set forth in the section of the Offer to Exchange titled “Terms of the Exchange Offer — Procedures for Tendering — Guaranteed Delivery.” See Instruction 2 below. Delivery of documents to DTC will not constitute delivery to the Exchange Agent.

☐	CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC AND COMPLETE THE FOLLOWING (ONLY FINANCIAL INSTITUTIONS THAT ARE PARTICIPANTS IN DTC MAY DELIVER SHARES BY BOOK-ENTRY TRANSFER):

Name of Tendering
Institution:

DTC Participant
Number:

Transaction Code
Number:

☐	CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING (PLEASE ENCLOSE A PHOTOCOPY OF SUCH NOTICE OF GUARANTEED DELIVERY):

Name(s) of Registered Owner(s):

Window Ticket Number (if any) or DTC Participant
Number:

Date of Execution of Notice of Guaranteed
Delivery:

Name of Institution which Guaranteed
Delivery:

NOTE: SIGNATURES MUST BE PROVIDED BELOW.
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to Genie the Class B Shares indicated above. Upon the terms and subject to the conditions of the Exchange Offer, Genie will issue up to 5,000,000 Preferred Shares in exchange for up to 5,000,000 Class B Shares, representing twenty-five percent (25%) of the outstanding Class B Shares, to the extent such shares are properly tendered and not withdrawn prior to the Expiration Date, on the terms and subject to the conditions set forth in the Offer to Exchange, receipt of which is hereby acknowledged, and this Letter of Transmittal. For a more detailed description of the Preferred Stock that Genie is proposing to issue in the Exchange Offer, please see the section of the Offer to Exchange titled “Description of Series 2012-A Preferred Stock.” The Exchange Offer is open to all Holders and is subject to customary conditions. Subject to applicable securities laws and the terms set forth in the Offer to Exchange, Genie reserves the right to waive any and all conditions to the Exchange Offer.

On the terms and subject to the conditions of the Exchange Offer (including, if the Exchange Offer is extended or amended, the terms and conditions of such extension or amendment), subject to, and effective upon, acceptance for exchange and exchange for the Class B Shares validly tendered herewith, and not properly withdrawn, prior to the Expiration Date (unless the tender is made during a subsequent offering period (as set forth in the Offer to Exchange), if one is provided, in which case the Class B Shares, the Letter of Transmittal and other documents must be accepted for exchange and validly tendered, and not properly withdrawn, prior to the expiration of the subsequent offering period) in accordance with the terms of the Exchange Offer, the undersigned hereby tenders, sells, assigns and transfers to, or upon the order of, Genie, all right, title and interest in and to all of the Class B Shares being tendered hereby. In addition, the undersigned hereby irrevocably appoints the Exchange Agent the true and lawful agent and attorney-in-fact and proxy of the undersigned with respect to such Class B Shares with full power of substitution (such proxies and power of attorney being deemed to be an irrevocable power coupled with an interest in the tendered shares) to the full extent of such Holder’s rights with respect to such Class B Shares (a) to deliver certificates representing Class B Shares (the “Share Certificates”), or transfer of ownership of such Class B Shares on the account books maintained by DTC, together, in either such case, with all accompanying evidence of transfer and authenticity, to or upon the order of Genie, (b) to present such Class B Shares for transfer on the books of Genie, and (c) to receive all benefits and otherwise exercise all rights of beneficial ownership of such Class B Shares, all in accordance with the terms and subject to the conditions of the Exchange Offer.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Class B Shares, and to acquire Preferred Shares issuable upon the exchange of such tendered Class B Shares, and that, when the same are accepted for exchange, Genie will acquire good and unencumbered title to such Class B Shares, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by Genie. The undersigned hereby represents and warrants that the undersigned is the registered owner of the Class B Shares, or the Share Certificate(s) have been endorsed to the undersigned in blank, or the undersigned is a participant in DTC whose name appears on a security position listing as the owner of the Class B Shares. The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or Genie to be necessary or desirable to complete the sale, assignment and transfer of the Class B Shares tendered hereby.

It is understood that the undersigned will not receive any Preferred Shares in exchange for the Class B Shares unless and until the Class B Shares are accepted for exchange and until the Share Certificate(s) for Class B Shares owned by the undersigned are received by the Exchange Agent at the address set forth above, together with such additional documents as the Exchange Agent may require, or, in the case of Class B Shares held in book-entry form, ownership of Class B Shares is validly transferred on the account books maintained by DTC, and until the same are processed for exchange by the Exchange Agent. If more than 5,000,000 Class B Shares are tendered in the Exchange Offer, the Preferred Shares will be allocated on a pro rata basis.

IT IS UNDERSTOOD THAT THE METHOD OF DELIVERY OF THE CLASS B SHARES, THE SHARE CERTIFICATE(S) AND ALL OTHER REQUIRED DOCUMENTS (INCLUDING DELIVERY THROUGH DTC) IS AT THE OPTION AND RISK OF THE UNDERSIGNED AND THAT THE RISK OF LOSS OF SUCH CLASS B SHARES, SHARE CERTIFICATE(S) AND OTHER DOCUMENTS SHALL PASS ONLY AFTER THE EXCHANGE AGENT HAS ACTUALLY RECEIVED THE CLASS B SHARES OR SHARE CERTIFICATE(S) (INCLUDING, IN THE CASE OF A BOOK-ENTRY TRANSFER, BY BOOK-ENTRY CONFIRMATION (AS DEFINED BELOW)). IF DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT ALL SUCH DOCUMENTS BE SENT BY PROPERLY INSURED REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

All authority conferred or agreed to be conferred pursuant to this Letter of Transmittal shall not be affected by, and shall survive, the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Exchange, this tender is irrevocable.

The undersigned understands that the acceptance for exchange by Genie of Class B Shares tendered pursuant to one of the procedures described in the section of the Offer to Exchange titled “Terms of the Exchange Offer — Procedures for

Tendering” and in the instructions hereto will constitute a binding agreement between the undersigned and Genie upon the terms and subject to the conditions of the Exchange Offer.

Unless otherwise indicated herein under “Special Issuance Instructions,” please issue the Preferred Shares in the name(s) of, and/or return any Share Certificates representing Class B Shares not tendered or accepted for exchange to, the registered owner(s) appearing under “Description of Shares Tendered.” Similarly, unless otherwise indicated under “Special Delivery Instructions,” please mail the book-entry advice representing the Preferred Shares and/or return any Share Certificates representing Class B Shares not tendered or accepted for exchange (and accompanying documents, as appropriate) to the address(es) of the registered owner(s) appearing under “Description of Shares Tendered.” In the event that both the Special Delivery Instructions and the Special Issuance Instructions are completed, please issue the Preferred Shares and/or return any Share Certificates representing Class B Shares not tendered or accepted for exchange (and any accompanying documents, as appropriate) in the name of, and deliver such book-entry advice and/or return such Share Certificates (and any accompanying documents, as appropriate) to, the person or persons so indicated. Unless otherwise indicated herein in the box titled “Special Issuance Instructions,” please credit any Class B Shares tendered hereby or by an Agent’s Message and delivered by book-entry transfer, but which are not accepted for exchange, by crediting the account at DTC designated above. The undersigned recognizes that Genie has no obligation pursuant to the Special Issuance Instructions to transfer any Class B Shares from the name of the registered owner thereof if Genie does not accept for exchange any of the Class B Shares so tendered.

SPECIAL ISSUANCE INSTRUCTIONS
(See Instructions 1, 4, 5 and 7)

To be completed ONLY if Share Certificate(s) not tendered or not accepted for exchange and/or the Preferred Shares to be issued in exchange for the Class B Shares accepted for exchange are to be issued in the name of someone other than the undersigned or if Class B Shares tendered by book-entry transfer which are not accepted for exchange are to be returned by credit to an account maintained at DTC other than that designated above.

Issue Share Certificates to:

Name:

(Please Print)

Address:

(Include Zip Code)

(Tax Identification or Social Security Number)

☐Credit Class B Shares tendered by book-entry transfer that are not accepted for exchange to the DTC account set forth below.

(DTC Account Number)

SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 1, 4, 5 and 7)

To be completed ONLY if Share Certificate(s) not tendered or not accepted for exchange and/or the Preferred Shares to be issued in exchange for the Class B Shares accepted for exchange are to be sent to someone other than the undersigned or to the undersigned at an address other than that shown in the box titled “Description of Shares Tendered” above.

Deliver Share Certificates to:

Name:

(Please Print)

Address:

(Include Zip Code)

IMPORTANT—SIGN HERE

(Signature(s) of Stockholder(s))

Dated: ____________, 2014

(Must be signed by registered owner(s) exactly as name(s) appear(s) on Share Certificate(s) or on a security position listing or by person(s) authorized to become registered owner(s) by certificates and documents transmitted herewith. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5. For information concerning signature guarantees, see Instruction 1.)

Name(s):

(Please Print)

Capacity (full title):

Address:

(Include Zip Code)

Area Code and Telephone Number:

Tax Identification or
Social Security No.:

GUARANTEE OF SIGNATURE(S)
(For use by Eligible Institutions only;
see Instructions 1 and 5)

Name of Firm:

(Include Zip Code)

Authorized Signature:

Name:

(Please Type or Print)

Area Code and Telephone Number:

Dated: ____________, 2014

Place medallion guarantee in space below:

INSTRUCTIONS
Forming Part of the Terms and Conditions of the Exchange Offer

1. Guarantee of Signatures. Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchanges Medallion Program (each, an “Eligible Institution”). Signatures on this Letter of Transmittal need not be guaranteed (a) if this Letter of Transmittal is signed by the registered owner(s) (which term, for purposes of this document, includes any participant in any of DTC’s systems whose name appears on a security position listing as the owner of the Class B Shares) of Class B Shares tendered herewith and such registered owner has not completed the box titled “Special Issuance Instructions” or the box titled “Special Delivery Instructions” on this Letter of Transmittal or (b) if such Class B Shares are tendered for the account of an Eligible Institution. See Instruction 5.

2. Delivery of Letter of Transmittal and Certificates or Book-Entry Confirmations. This Letter of Transmittal is to be completed by Holders if Share Certificates are to be forwarded herewith. If tenders are to be made pursuant to the procedures for tender by book-entry transfer set forth in the section of the Offer to Exchange titled “Terms of the Exchange Offer — Procedures for Tendering,” an Agent’s Message must be utilized. A manually executed facsimile of this document may be used in lieu of the original. Share Certificates representing all physically tendered Class B Shares, or confirmation of any book-entry transfer into the Exchange Agent’s account at DTC of Class B Shares tendered by book-entry transfer (“Book Entry Confirmation”), as well as this Letter of Transmittal properly completed and duly executed with any required signature guarantees, or an Agent’s Message in the case of a book-entry transfer, and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date (unless the tender is made during a subsequent offering period, if one is provided, in which case the Class B Shares, the Letter of Transmittal and other documents must be received prior to the expiration of the subsequent offering period) (as set forth in the Offer to Exchange). Please do not send your Share Certificates directly to Genie.

Holders whose Share Certificates are not immediately available or who cannot deliver all other required documents to the Exchange Agent prior to the Expiration Date or who cannot complete the procedures for book-entry transfer prior to the Expiration Date may nevertheless tender their Class B Shares by properly completing and duly executing a Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedure set forth in the section of the Offer to Exchange titled “Terms of the Exchange Offer — Procedures for Tendering — Guaranteed Delivery.” Pursuant to such procedure: (a) such tender must be made by or through an Eligible Institution, (b) a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by Genie must be received by the Exchange Agent prior to the Expiration Date (or prior to the expiration of the subsequent offering period, as applicable), and (c) Share Certificates representing all tendered Class B Shares, in proper form for transfer (or a Book Entry Confirmation with respect to such Class B Shares), this Letter of Transmittal (or facsimile thereof), properly completed and duly executed with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message), and all other documents required by this Letter of Transmittal, if any, must be received by the Exchange Agent within three (3) New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

A properly completed and duly executed Letter of Transmittal (or facsimile thereof) must accompany each such delivery of Share Certificates to the Exchange Agent.

The term “Agent’s Message” means a message, transmitted through electronic means by DTC to, and received by, the Exchange Agent and forming part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering the Class B Shares which are the subject of such Book-Entry Confirmation that such participant has received and agrees to be bound by the terms of this Letter of Transmittal and that Genie may enforce such agreement against the participant. The term “Agent’s Message” also includes any hard copy printout evidencing such message generated by a computer terminal maintained at the Exchange Agent’s office. For Class B Shares to be validly tendered during any subsequent offering period, the tendering Holder must comply with the foregoing procedures, except that the required documents and certificates must be received before the expiration of the subsequent offering period and no guaranteed delivery procedure will be available during a subsequent offering period.

THE METHOD OF DELIVERY OF THE CLASS B SHARES, THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC, IS AT THE ELECTION AND RISK OF THE TENDERING HOLDER. DELIVERY OF ALL SUCH DOCUMENTS WILL BE DEEMED MADE AND RISK OF LOSS OF THE SHARE CERTIFICATES SHALL PASS ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT (INCLUDING, IN THE CASE OF A BOOK-ENTRY TRANSFER, BY BOOK-ENTRY CONFIRMATION). IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT ALL SUCH DOCUMENTS BE SENT BY PROPERLY INSURED REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

No alternative, conditional or contingent tenders will be accepted and no fractional Class B Shares will be exchanged. All tendering Holders, by execution of this Letter of Transmittal (or facsimile thereof), waive any right to receive any notice of the acceptance of their Class B Shares for exchange.

All questions as to validity, form and eligibility (including time of receipt) of the surrender of any Share Certificate hereunder, including questions as to the proper completion or execution of any Letter of Transmittal, Notice of Guaranteed Delivery or other required documents and as to the proper form for transfer of any certificate of Class B Shares, will be determined by Genie in its sole and absolute discretion (which may delegate power in whole or in part to the Exchange Agent) which determination will be final and binding. Genie reserves the absolute right to reject any and all tenders determined by it not to be in proper form or the acceptance for exchange of or exchange for which may be unlawful. Genie also reserves the absolute right to waive any defect or irregularity in the tender of any Class B Shares or Share Certificate(s) whether or not similar defects or irregularities are waived in the case of any other Holder. A tender of Class B Shares will not be deemed to have been validly made until all defects and irregularities have been cured or waived. Genie and the Exchange Agent shall make reasonable efforts to notify any person of any defect in any Letter of Transmittal submitted to the Exchange Agent.

3. Inadequate Space. If the space provided herein is inadequate, the certificate numbers and/or the number of Class B Shares should be listed on a separate schedule attached hereto and separately signed on each page thereof in the same manner as this Letter of Transmittal is signed.

4. Partial Tenders (Applicable to Certificate Stockholders Only). If fewer than all the Class B Shares evidenced by any Share Certificate delivered to the Exchange Agent are to be tendered, fill in the number of Class B Shares which are to be tendered in the column titled “Number of Class B Shares Tendered” in the box titled “Description of Shares Tendered.” In such cases, new certificate(s) for the remainder of the Class B Shares that were evidenced by the old certificate(s) but not tendered and/or not accepted will be sent to the registered owner, unless otherwise provided in the appropriate box on this Letter of Transmittal, as soon as practicable after the Expiration Date. All Class B Shares represented by Share Certificates delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

5. Signatures on Letter of Transmittal; Stock Powers and Endorsements. If this Letter of Transmittal is signed by the registered owner(s) of the Class B Shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the Share Certificate(s) without alteration or any other change whatsoever.

If any Class B Shares tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

If any tendered Class B Shares are registered in the names of different holder(s), it will be necessary to complete, sign and submit as many separate Letters of Transmittal (or facsimiles thereof) as there are different registrations of such Class B Shares.

If this Letter of Transmittal or any certificates or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to Genie of their authority so to act must be submitted.

If this Letter of Transmittal is signed by the registered owner(s) of the Class B Shares listed and transmitted hereby, no endorsements of Share Certificates or separate stock powers are required unless exchange is to be made to, or Share Certificates representing Class B Shares not tendered or accepted for exchange are to be issued in the name of, a person other than the registered owner(s), in which case the Share Certificates representing the Class B Shares tendered by this Letter of Transmittal must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered owner(s) or holder(s) appear(s) on the Share Certificates. Signatures on such Share Certificates or stock powers must be guaranteed by an Eligible Institution.

If this Letter of Transmittal is signed by a person other than the registered owner(s) of the Class B Share(s) listed, the Share Certificate(s) must be endorsed or accompanied by the appropriate stock powers, in either case, signed exactly as the name or names of the registered owner(s) or holder(s) appear(s) on the Share Certificate(s). Signatures on such Share Certificates or stock powers must be guaranteed by an Eligible Institution.

6. Transfer Taxes. You will not be obligated to pay any transfer taxes in connection with the tender of Class B Shares in the Exchange Offer unless you instruct the Exchange Agent to register the Preferred Shares in the name of, or request that Class B Shares not tendered or not accepted in the Exchange Offer be registered in the name of a person other than the registered tendering Holder. In those cases, you will be responsible for the payment of any applicable transfer tax. If satisfactory evidence of payment of these taxes or an exemption from payment is not submitted with this Letter of Transmittal, no Preferred Shares will be issued until such evidence is received by the Exchange Agent.

Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the Share Certificates listed in this Letter of Transmittal.

7. Special Issuance and Delivery Instructions. If Preferred Shares are to be issued, and/or Share Certificates representing Class B Shares not tendered or accepted for exchange are to be issued or returned to, a person other than the signer(s) of this Letter of Transmittal or to an address other than that shown in the box titled “Description of Shares Tendered” above, the appropriate boxes on this Letter of Transmittal should be completed. Holders delivering Class B Shares tendered hereby or by Agent’s Message by book-entry transfer may request that Class B Shares not accepted for exchange be credited to an account maintained at DTC as such Holder may designate in the box titled “Special Issuance Instructions” herein. If no such instructions are given, all such Class B Shares not accepted for exchange will be returned by crediting the same account at DTC as the account from which such Class B Shares were delivered.

8. Requests for Assistance or Additional Copies. Questions or requests for assistance may be directed to Bill Ulrey, Vice President—Investor Relations and External Affairs of Genie, at 550 Broad Street, Newark, New Jersey 07102 and phone number 973-438-3838 or to your broker, dealer, commercial bank or trust company. Additional copies of the Offer to Exchange, this Letter of Transmittal, the Notice of Guaranteed Delivery and other Exchange Offer materials may be obtained from Mr. Ulrey, as well, and will be furnished at Genie’s expense.

9. Lost, Destroyed, Mutilated or Stolen Share Certificates. If any Share Certificate has been lost, destroyed, mutilated or stolen, the Holder should promptly notify Genie’s stock transfer agent, American Stock Transfer & Trust Company at (800) 937-5449. The Holder will then be instructed as to the steps that must be taken in order to replace the Share Certificate. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost, mutilated, destroyed or stolen Share Certificates have been followed.

10. Waiver of Conditions. Subject to the terms and conditions of the Exchange Offer (as set forth in the Offer to Exchange) and the applicable rules and regulations of the Securities and Exchange Commission, the conditions of the Exchange Offer may be waived by Genie in whole or in part at any time and from time to time in its sole discretion.

IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A MANUALLY EXECUTED FACSIMILE COPY THEREOF) OR AN AGENT’S MESSAGE, TOGETHER WITH SHARE CERTIFICATE(S) OR BOOK-ENTRY CONFIRMATION OR A PROPERLY COMPLETED AND DULY EXECUTED NOTICE OF GUARANTEED DELIVERY AND ALL OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

The Exchange Agent for the Exchange Offer is:

If delivering by mail:	If delivering by hand, express mail, courier, or other expedited service:

American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH
ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE EXCHANGE AGENT.

Any questions or requests for assistance or additional copies of this Offer to Exchange and the Letter of Transmittal may be directed to Bill Ulrey, Vice President—Investor Relations and External Affairs of Genie, at 550 Broad Street, Newark, New Jersey 07102 and phone number 973-438-3838. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Exchange Offer.